EXHIBIT 23.1




                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------



The Board of Directors
Murphy Oil Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1993.



KPMG PEAT MARWICK



Shreveport, Louisiana
August 19, 1994